UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 21, 2007, the Board of Directors of Cybex International, Inc. (“Cybex”) confirmed that the bonus payable to the Cybex Named Executive Officers under the 2006 management incentive compensation bonus program is 15% of base salary. In accordance with the terms of such program, these bonuses will be payable one-half in cash and one-half in restricted stock.

On February 21, 2007, the Board of Directors provided final approval of a management incentive compensation bonus program for 2007 adopted pursuant to the Cybex 2005 Omnibus Incentive Plan. Employees at the executive officer, officer and director levels are eligible to participate in this program. Executive officers can earn from 20% to 60% of base salary if Cybex meets specified levels of operating income in 2007; any bonus so earned will be payable one-half in cash and one-half in restricted stock. If the specified levels of 2007 operating income are met, non-executive officers at the director and vice president levels can earn bonuses, payable in cash, of 10% to 30% and 15% to 45% of base salary, respectively.

Item 9.01:	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Form of Restricted Stock Award Agreement

Exhibit 10.2.	Form of Notification of Participation - 2007 Management Incentive Compensation Bonus Program (Executive Officers)

Exhibit 10.3	Form of Notification of Participation - 2007 Management Incentive Compensation Bonus Program (Non-EOs/Director Level)

Exhibit 10.4	Form of Notification of Participation - 2007 Management Incentive Compensation Bonus Program (Non-EOs/Vice President Level)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2007

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer